CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Infobionics Incorporated on Form SB-2 of our audit report, dated October 30, 2007, appearing in the Prospectus which is part of this Registration Statement. We also consent to the reference to our Firm under the title “Experts” in the Registration Statement and this Prospectus.

/s/ Olsen Theilen & Co., Ltd.
Eden Prairie, Minnesota
December 31, 2007